UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4131 Worth Avenue, Suite 500             Columbus, OH 43219
(Address of principal executive offices)          (Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01	MHO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 28, 2021, M/I Financial, LLC (“M/I Financial”), a wholly-owned subsidiary of M/I Homes, Inc. (the “Company”), entered into an Amendment (the “Fifth Amendment”) to the Mortgage Warehousing Agreement dated June 24, 2016, as amended, among M/I Financial, as borrower, Comerica Bank, as administrative agent, and the lenders party thereto, which include Comerica Bank, The Huntington National Bank, and BMO Harris Bank NA (the “MIF Mortgage Warehousing Agreement”). The MIF Warehousing Agreement is used to finance eligible mortgage loans originated by M/I Financial.

The Fifth Amendment, among other things, extends the maturity date from May 28, 2021 to May 27, 2022, increases the base commitment amount from $125 million to $175 million, reduces the LIBOR margin from 2.0% to 1.9%, decreases the LIBOR floor from 1.0% to 0.50% and reduces the Base Rate floor from 2.0% to 1.5%, allows the maximum amount of borrowing availability to be increased to $210 million during the period from September 25, 2021 through October 15, 2021 and $235 million during the period from November 16, 2021 through February 4, 2022, increases the Minimum Tangible Net Worth from $12.5 million to $15.0 million, and increases the minimum liquidity covenant from $6.25 million to $7.0 million. The other material terms of the MIF Mortgage Warehousing Agreement remain unchanged.

Certain of the lenders party to the Fifth Amendment are also lenders under the Company’s $500 million unsecured revolving credit facility, dated July 18, 2013, as amended, among M/I Homes, Inc., as borrower, the lenders party thereto and PNC Bank, National Association, as administrative agent.

A copy of the Fifth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
CERTAIN OFFICERS

(b) - As previously disclosed, on October 27, 2020, J. Thomas Mason, the Company’s Executive Vice President, Chief Legal Officer and Secretary, announced his decision to retire from the Company effective in 2021 after the Company has hired his replacement and the orderly transition of his responsibilities. In connection with the Company’s hiring of Susan E. Krohne (see Item 8.01 below), on June 1, 2021, the Company and Mr. Mason determined that he will retire from the Company on September 30, 2021. From June 1, 2021 until his retirement, Mr. Mason will continue to serve as an Executive Vice President of the Company (and an executive officer) as he transitions his responsibilities.

ITEM 8.01    OTHER EVENTS

Effective June 1, 2021, the Company has hired Susan E. Krohne as Senior Vice President, Chief Legal Officer and Secretary. Ms. Krohne joined Pedcor Investments, a leading developer and manager of affordable housing in the Midwestern and Western portion of the U.S., in 2003 and served as Senior Vice President and Chief Legal Counsel for the last decade.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1
Fifth Amendment to Second Amended and Restated Mortgage Warehousing Agreement, dated May 28, 2021, by and among M/I Financial, LLC, as borrower, the lenders party thereto and Comerica Bank, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*
         *Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 2021

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and Chief Accounting Officer